UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2015

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On February 3, 2015, ZIOPHARM Oncology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), relating to an underwritten public offering of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the shares of Common Stock subject to the Underwriting Agreement will be sold by the Company. The price to the public was $8.75 per share, and the Underwriters agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a purchase price of $8.225 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,500,000 shares of Common Stock at a purchase price of $8.225 per share. The net proceeds to the Company are expected to be approximately $81.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about February 9, 2015, subject to the satisfaction of customary closing conditions. J.P. Morgan Securities LLC is acting as sole book-running manager for the offering and BMO Capital Markets Corp. is acting as senior lead manager. Griffin Securities, Inc., Maxim Group LLC and Mizuho Securities USA Inc. are acting as co-managers for the offering.

The offering is being made pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-201826) filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 2, 2015, which registration statement became automatically effective upon filing, and a prospectus supplement relating to the offering also filed with the SEC.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 3, 2015, by and between ZIOPHARM Oncology, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters listed in Schedule 1 thereto

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Caesar Belbel
Date: February 4, 2015		Name:	Caesar Belbel
		Title:	Executive Vice President, Chief Legal Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 3, 2015, by and between ZIOPHARM Oncology, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters listed in Schedule 1 thereto

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1)